UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2015

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)
(858) 726-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 30, 2015, the Board of Directors (the "Board") of Digirad Corporation (the "Company") elected Dimitrios J. Angelis to the Board. Mr. Angelis was not appointed to any committees of the Board at this time.
Mr. Angelis has not participated in any transactions with the Company, nor are there currently any proposed transactions, requiring disclosure pursuant to Item 404(a) of Regulation S-K.
As a member of the Board, Mr. Angelis will be eligible to receive non-employee director compensation consistent with that provided to other non-employee directors. Further, in connection with his appointment to the Board, Mr. Angelis will receive 12,500 restricted stock units ("RSUs") granted by the Board with an effective grant date of August 7, 2015. The RSUs cliff-vest 12 months after the grant date.
Item 8.01.    Other Events
On July 30, 2015, the Board determined to eliminate the Company's prior policy of obtaining stockholder approval prior to entering into any acquisition (whether by merger, stock purchase, asset purchase or other type of business combination) of another business in which the aggregate consideration to be paid by the Company equals or exceeds $5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer

Date:    August 5, 2015